                                                                  Exhibit 4(b)-1


                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Registered          THE SHERWIN-WILLIAMS COMPANY           Registered
----------           MEDIUM-TERM NOTE, Series B            ----------
No.                       (Fixed Rate Note)                CUSIP
---                                                        -----


Original Issue Date:                    Total Amount of OID:

Principal Amount:                       Yield to Maturity:

Issue Price:                            Initial Accrual Period OID:

Maturity Date:

Optional Extension
of Maturity Date:


Manner in which Interest                Specified Currency:
Rate may be changed prior to
Maturity Date:



Interest Rate:                          Interest Payment Dates:


                                        Regular Record Date:

Repayment at Option of                  Redemption at Option of the
Holders:                                Company:



      Repayment Date(s)                       Redemption Date(s)
      -----------------                       ------------------


      Repayment Price(s)                      Redemption Price(s)
      ------------------                      -------------------


Other Provisions:

                  If applicable, the "Total Amount of OID", "Yield to Maturity" and "Initial Accrual Period OID" (computed under the appropriate method) below will be completed solely for the purposes of applying the United States Federal income tax original issue discount ("OID") rules.

                  This Note is a registered Note of THE SHERWIN- WILLIAMS COMPANY, an Ohio corporation (together with its successors, if any, the "Company"). This Note is one of a series of Securities (as defined on the reverse hereof) issued under the Indenture referred to on the reverse hereof designated as Medium-Term Notes, Series B (the "Notes"). Subject to the provisions hereof, the Company, for value received, hereby promises to pay to
                  , or registered assigns, the Principal Amount set forth on the face hereof on the Maturity Date shown above and to pay the premium, if any, and interest, if any, thereon, as described on the reverse hereof.

                  The principal of (and premium, if any) and interest, if any, on this Note are payable by the Company in such coin or currency specified on the face hereof as at the time or payment shall be legal tender for the payment of public and private debts.

                  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

                  Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Note shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.


                  IN WITNESS WHEREOF, THE SHERWIN-WILLIAM COMPANY has caused this Note to be signed in its name by its Chairman of the Board, its Vice Chairman, its President or a Vice President (or any other officer performing similar functions), and by its Treasurer, Secretary, an Assistant Treasurer or an Assistant Secretary (or any other officer performing similar functions), or by facsimiles of any of their signatures, and its corporate seal, or a facsimile thereof, to be hereto affixed.

                                            THE SHERWIN-WILLIAMS COMPANY

Dated:                                      By:
      -------------------------                ---------------------------------
[Seal]                                      By:
                                               ---------------------------------

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

THE CHASE MANHATTAN BANK,
as Trustee

By:
   ------------------------------------
            Authorized Officer

               [REVERSE OF FIXED RATE MEDIUM-TERM NOTE, Series B]

                          THE SHERWIN-WILLIAMS COMPANY
                           Medium-Term Note, Series B

                  1. This Note is one of the duly authorized issue of debentures, notes, bonds or other evidences of indebtedness (hereinafter called the "Securities") of the Company, of the series hereinafter specified, all issued or to be issued under and pursuant to the Indenture dated as of February 1, 1996 (the "Indenture"), between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank) (the "Trustee"), to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations and duties thereunder of the Trustee and any agent of the Trustee, any Paying Agent for this Note, the Company and the Holders of the Securities and the terms upon which the Securities are issued and are to be authenticated and delivered.

                  The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as provided or permitted in the Indenture. This Note is one of the series of Securities of the Company issued pursuant to the Indenture designated as the Medium-Term Notes, Series B (herein called the "Notes"), limited in aggregate principal amount to $150,000,000. The Notes of this series may be issued at various times with different maturity dates and different principal repayment provisions, may bear interest at different rates, and may otherwise vary, all as provided in the Indenture.

                  2. A. The regular record date ("Regular Record Date") with respect to any Interest Payment Date (as defined below) shall be the applicable date specified as such on the face hereof (whether or not such date shall be a Business Day (as defined below)) immediately preceding such Interest Payment Date. Interest which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name a Note is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date; PROVIDED, HOWEVER, that interest payable on the Maturity Date (as set forth on the face hereof) or upon redemption or repayment will be paid to the Person to whom principal shall be payable; PROVIDED FURTHER that the first payment of interest on any Note with an Original Issue Date (as set forth on the face hereof) between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner of said Note on such next succeeding Regular Record Date. "Business Day" means any day, other than a Saturday or Sunday, that is not a legal holiday or a day on which banking institutions are authorized or required by law, regulation or executive order to be closed in (a) The City of New York or (b) if the Specified Currency (as set forth on the face hereof) is other than U.S. dollars, the financial center of the country issuing such Specified Currency (which, in the case of ECU, shall be Brussels, Belgium).

                  In connection with any calculations of the rate of interest hereon, all percentages will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001) (with five one-millionths of a percentage point being rounded upward) and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

                  B. The Company promises to pay interest on the principal amount at the rate per annum shown on the face hereof until the principal amount hereof is paid or made available for payment or upon earlier redemption or repayment. The Company will pay interest semiannually on the Interest Payment Dates set forth on the face hereof (each such date an "Interest Payment Date"), commencing with the first Interest Payment Date following the original Issue Date shown on the face hereof and on the Maturity Date; PROVIDED, HOWEVER, that the first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner on such next Regular Record Date. Interest shall accrue from and including the most recent Interest Payment Date or, if no interest has been paid or duly provided for, from and including the original Issue Date shown on the face hereof, to but excluding the Interest Payment Date. The amount of such interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. If an Interest Payment Date with respect to a Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall not be postponed; PROVIDED, HOWEVER, that any payment required to be made in respect of such Note on a date (including the day of Stated Maturity) that is not a Business Day for such Note need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment.

                  3. A. The principal of and any premium and interest on a Note are payable by the Company in the Specified Currency for such Note. If the Specified Currency for a Note is other than U.S. dollars, the Company will (unless otherwise specified on the face hereof) arrange to convert all payments in respect of such Note into U.S. dollars in the manner set forth on the face hereof.

                  B. Unless otherwise specified on the face hereof, U.S. dollar payments of interest on Notes (other than interest payable at Stated Maturity, on redemption or on repayment) will be made, except as provided below, by check mailed to the Holders of such Notes (which, in the case of Global Securities, will be a nominee of the Depositary); PROVIDED, HOWEVER, that, in the case of a
Note issued between a Regular Record Date and the related Interest Payment Date, unless otherwise specified on the face hereof, interest for the period beginning on the Original Issue Date for such Note and ending on such Interest Payment Date shall be paid on the next succeeding Interest Payment Date to the Holder of such Note on the related Regular Record Date. A Holder of $10,000,000 (or the equivalent thereof in a Specified Currency other than U.S. dollars) or more in aggregate principal amount of Notes of like tenor and terms shall be entitled to receive such U.S. dollar interest payments by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Paying Agent not later than 15 calendar days prior to the applicable Interest Payment Date. Simultaneously with the election by any Holder provided on the face hereof to receive payments in a Specified Currency other than U.S. dollars, such Holder shall provide appropriate wire transfer instructions to the Trustee. Unless otherwise specified on the face hereof, principal and any premium and interest payable at the Stated Maturity, on redemption or repayment of a Note will be paid in immediately available funds upon surrender of such Note at the corporate trust office or agency of the Paying Agent in The City of New York, such interest being paid to the person to whom principal is payable.

                  C. Initially, The Chase Manhattan Bank will be the Paying Agent and the Registrar with respect to the Notes. The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent or

Registrar and to appoint additional or other Paying Agents and additional or other Registrars and to approve any change in the office through which any Paying Agent or Registrar acts, provided that there will at all times be a Paying Agent and Registrar in The City of New York.

                  4. If specified on the face hereof, this Note may be redeemed, as a whole or from time to time in part, at the option of the Company, on not less than 30 nor more than 60 days' notice given as provided in the Indenture, on any redemption date(s) and at the related redemption price(s) set forth on the face hereof, together with any accrued interest to the date of redemption. The redemption price(s) are expressed as a percentage of the principal amount of this Note. If no such redemption date is set forth on the face hereof, this Note may not be so redeemed pursuant to this Section 4. If less than all the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof (in multiples of $1,000) to be redeemed by lot or by such other method as the Trustee considers fair and appropriate. In any case where more than one Note is registered in the same name, the Trustee, in its discretion, may treat the aggregate principal amount so registered as if it were represented by one Note. The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. If any Note called for redemption shall not be so paid upon surrender thereof on such redemption date, the principal, premium, if any, and interest shall bear interest until paid from the redemption date at the rate borne or provided for by such Notes.

                  5. If specified on the face hereof, this Note will be subject to repayment at the option of the Holder hereof on the repayment date(s) and at the related repayment price(s) set forth on the face hereof. The repayment price(s) are expressed as a percentage of the principal amount of this Note. If no such repayment date is set forth on the face hereof, this Note may not be so repaid. On each repayment date, if any, this Note shall be repayable in whole or in part at the option of the Holder hereof at the applicable repayment price set forth on the face hereof, together with interest thereon to the date of repayment. For this Note to be repaid in whole or in part at the option of the Holder hereof, the Trustee must receive not less than 30 nor more than 45 days prior to the repayment date (i) the Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of

Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth the name of the Holder of the Note, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number of the Note or a description of the tenor and terms of the Note to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed will be received by the Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Note and form duly completed are received by the Trustee by such fifth Business Day. Exercise of such repayment option shall be irrevocable. Such option may be exercised by the Holder for less than the entire principal amount provided that the principal amount remaining outstanding after repayment is an authorized denomination.

                  6. If an Event of Default with respect to the Notes shall occur and be continuing, the principal (or, if the Note is an Original Issue Discount Note, such portion of the principal amount as may be specified on the face hereof) and interest thereon of all of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

                  7. The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee to enter into supplemental indentures to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Securities of each series under the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding of each series to be affected thereby on behalf of the Holders of all Securities of such series. In addition, the Indenture permits the Company and the Trustee to enter into supplemental indentures to the Indenture, without the consent of Holders, for certain purposes, including to cure any ambiguity or to correct or supplement any provision contained in the Indenture and to make changes that do not adversely affect the rights of any Holder. The Indenture also permits the Holders of a majority in aggregate principal amount of the Securities at the time outstanding of each series on behalf of the Holders of all Securities of such series, to waive certain past defaults and their consequences with respect to such series under the Indenture. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such other Notes.

                  8. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and any premium of and any interest on this Note at the place, rate and respective times and in the coin or currency herein and in the Indenture prescribed.

                  9. The authorized denominations of Notes are $1,000 and any larger amount that is an integral multiple of $1,000. As provided in the Indenture and except as provided therein and herein, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

                  10. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of a Note is registerable in the register, upon surrender of such Note for registration of transfer at the office of the Registrar for this series or at the offices of any transfer agent designated by the Company for such purpose. Every Note presented or surrendered for registration of transfer, exchange or payment shall (if so required by the Company, the Trustee or the Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, the Trustee and the Registrar, duly executed by the Holder or its attorney duly authorized in writing.

                  Prior to due presentment for registration of transfer, the Company, the Trustee, any paying agent and any Registrar may treat the Person in whose name a Note is registered as the absolute owner thereof for all purposes, whether or not such Note is overdue and notwithstanding any notation of ownership or other writing thereon, and neither the Company nor the Trustee nor any paying agent nor any Registrar shall be affected by notice to the contrary.

                  No service charge shall be made for any exchange or registration of transfer of any Note, with certain exceptions, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  11. This Note is a global security. Accordingly, unless the terms on the face hereof expressly permit this global security to be exchanged in whole or in part for definitive Securities in registered form, this Note may not be transferred except as a whole by The Depository Trust Company (the "Depositary") to a nominee of such Depositary or by a nominee of such Depositary to the Depositary or another nominee of the Depositary, or by the Depositary or any nominee to a successor Depositary selected or approved by the Company or to any nominee of such successor Depositary. Ownership of beneficial interests in this Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interest of participants) and the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in this Note. Except as provided below, owners of beneficial interests in this Note will not be entitled to have any individual certificates and will not be considered the owners or Holders thereof under the Indenture.

                  None of the Company, the Trustee, any Registrar, the paying agent or any agent of the Company or the Trustee will have any responsibility or liability for (a) any aspect of the records relating to or payments made on account of beneficial ownership interests in this Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, (b) the payments to the beneficial owners of this Note of amounts paid to the Depositary or its nominee or (c) any other matter relating to the actions or practices of the Depositary, its nominee or any of its direct or indirect participants.

                  Subject to Section 2.15(c)(i) and (ii) of the Indenture, if the Depositary is at any time unwilling, unable or ineligible to continue as depository and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual certificates of such series of like tenor and terms evidencing the Notes represented hereby in definitive form in an aggregate principal amount equal to the principal amount of the global Note or Notes in exchange for this Note. In addition, the Company may at any time and in its sole discretion determine not to have any Notes represented by one or more global securities and, in such event, will issue individual certificates of such series of like tenor and terms evidencing Notes in definitive form in an aggregate principal amount equal to the principal amount of the global Note or Notes in exchange for this Note.

                  12. Unless otherwise defined herein, all terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  13. The Indenture and the Notes shall be construed in accordance with and governed by the laws of the State of New York.

                  14. An incorporator or any past, present, or future director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under this Note or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting this Note, each Holder waives and releases all such liability and acknowledges that this waiver and release is part of the consideration for the issue hereof.

                           --------------------------

                           REGISTRAR AND PAYING AGENT
                               (subject to change)

                                    BY HAND:
                            The Chase Manhattan Bank
                        55 Water Street - North Building
                               2nd Floor, Room 234
                               New York, NY 10041
                       Attention: Money Market Operations

                                    BY MAIL:
                            The Chase Manhattan Bank
                        55 Water Street - North Building
                               2nd Floor, Room 234
                               New York, NY 10041
                       Attention: Money Market Operations


                           --------------------------

                            OPTION TO ELECT REPAYMENT

                  The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or portion hereof specified below) pursuant to its terms at a price equal to the applicable Repayment Price thereof together with interest to the Repayment Date specified below, to the undersigned

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(Please print or typewrite name and address of the undersigned)

                  If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the Holder elects to have repaid __________; and specify the denomination or denominations (which shall be in authorized denominations) of the Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid);


--------------------------------------------------------------------------------
Repayment Date:
               ---------------------------

Date:
     ------------------------------            ---------------------------------
                                                          (Signature)